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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2006

                       MEDSTRONG INTERNATIONAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-33035              95-4855709
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(State or Other Jurisdiction          (Commission         ( I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


                350 Bedford Street, Suite 203, Stamford, CT 06901
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: (203) 352-8800
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           Former name or former address, if changed since last report


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
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ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Changes in Our Board of Directors

         Effective February 26, 2006 Ron Glime resigned as a director. At a meeting of the Board of Directors of the Company held on Sunday, April 30, 2006, Mr. Robert M. Cohen was elected to our Board of Directors to fill a vacancy on the Board. Mr. Cohen was also subsequently elected Secretary of the Company. Mr. Cohen is a director and President of Marc Pharmaceuticals, Inc., a publicly-traded pharmaceutical company. Mr. Cohen was the Founder and President of Robert M.Cohen & Co. Inc., a full-service stock brokerage firm founded in 1987, which is no longer registered as an active broker dealer.

          Following Mr. Cohen's election as a director, Messrs. Joel San Antonio, our Chairman, David Scotch, Edward Spindel and Michael Spindel resigned as directors. At the April 30 Board meeting, the Board also formally confirmed the de facto resignation of Michael Salpeter as a director, based on Mr.
Salpeter's refusal to respond to notices of directors' meetings or to communicate with the Company for an extensive period of time.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MEDSTRONG INTERNATIONAL CORPORATION


                                By  /s/ Jeanine M. Folz
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                                Jeanine M. Folz,Interim Chief Executive Officer



                                     Date: May 4, 2006